Exhibit 99.1

Vycor Medical Reports Financial Results for the year ended December 31st, 2018

BOCA RATON, FL (March 29, 2018) – Vycor Medical, Inc. (Vycor) (OTCQB: VYCO), a provider of innovative and superior surgical and therapeutic solutions, reported financial results for the year ended December 31, 2018.

Highlights

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Vycor has been working on improving how its VBAS integrates with the most common Image Guidance System (“IGS”) pointers on the market; the first phase of this was completed and the Company started shipping its enhanced VBAS model at the end of September. Vycor took the decision in February 2018, based on surgeon feedback, to cease shipment of its previous model. As a result, manufacturing of the enhanced model needed to be accelerated and this caused some delays, which resulted in lost revenue through the first six months of the year, at which point sales had decreased by 15% over the same period in 2017. However, as the delays were reversed and with positive surgeon adoption of the newly enhanced VBAS, sales accelerated in the second half of the year by 40% compared to the same period in 2017, and actually ended the year with revenues increasing 11% over 2017.

●	The second phase of development of the VBAS IGS device is now well advanced with product being manufactured for further testing and regulatory submission, and we will also be exploring with surgeons and complementary product manufacturers additional selected development work targeted at increasing the ease and applicability of our VBAS range.

●	NovaVision currently has approximately 260 patients undergoing its therapies in the US and internationally. Patient compliance continues to be strong, with 75% of patients who have started since the introduction of the Internet model completing the full 6 months of VRT, and over 30% of patients extending their therapy period beyond 6 months. NovaVision has also placed its Professional Model with 17 clinics or rehabilitation centers since it started the soft marketing of this model.

●	Under Vycor’s ownership, NovaVision has gone from a business with a prototype therapy to one with a broad suite of proven patient and professional therapies and diagnostic products, utilizing a flexible range of delivery technologies. The therapies are protected by 45 patents and have a significant body of clinical data which continues to be added to and which demonstrates their efficacy. Management has made clear over the last year, however, that given the company’s resources, and the large size and diversity of NovaVision’s end markets, it believes the most efficient way to fulfill NovaVision’s potential is through partnerships. The range of alternatives for NovaVision could comprise distribution and marketing partnerships, licensing, merger or sale.

Management Commentary

“The enhanced VBAS model that we released in the fourth quarter of 2017 has been well received by the market,” said Peter Zachariou, CEO of Vycor Medical. “The strong performance of the division in the second half demonstrates that the IGS development work we are carrying out for our VBAS product will position the business well for the future, and we look forward to completing that development during 2019, subject to regulatory clearances”.

“Our stated focus on the reduction of cash burn has continued. Our Cash Operating Loss1 despite our investment in manufacturing and new products, reduced to $207,000 for the year compared to $463,000 for 2017, and the Company generated a Cash Operating Profit2 in both the third and fourth quarters of the year.”

Year ended December 31, 20178 Financial Results

Revenue totaled $1,509,000 in the year ended December 31, 2018, as compared to $1, 385,000 for the prior year, an increase of 9%. Vycor Medical’s revenue increased by $133,000 or 11% and generated a gross margin of 88% compared to 83% in 2017. NovaVision recorded revenues of $198,019 for the year ended December 31, 2018, a decrease of $8,889 from 2017, and gross margin of 91%, compared to 89% for 2017.

Operating Expenses in the year ended December 31, 2018 totaled $2,657,000 as compared to $2,470,000 in 2017, of which $308,000 was in respect of the impairment charge under ASC 360-10-35 against NovaVision’s assets. Cash Operating Expenses2 were $1,547,000 as compared to $1,620,000. Operating Loss was $1,318,000, compared to $1,313,000 for 2017, and Cash Operating Loss2 was $207,000, as compared to $463,000, a reduction of 55%.

Net Loss for the year ended December 31, 2018 was $1,379,000 as compared to $1, 477,000 in 2017.

1 Operating Profit/Loss before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

2 Operating Expenses before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

About Vycor Medical, Inc.

Vycor Medical (OTCQB: VYCO) is dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions. The company has a portfolio of FDA cleared medical solutions that are changing and improving lives every day. The company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Non-GAAP Measures

We make reference to non-GAAP financial information in this press release together with a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures. Specifically, we have provided non-GAAP Cash Operating Expenses and non-GAAP Cash Operating Loss measures that exclude Depreciation, Amortization and non-cash Stock Compensation.

We believe that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of our ongoing operating results and trends, compared with historical results. This presentation is also consistent with the measures management uses to measure the performance of ongoing operating results against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures in this press release.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast”, “anticipate”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

VYCOR MEDICAL, INC.

Consolidated Statements of Comprehensive Loss

	For the Twelve months ended December 31,
	2018	2017

Revenue	$1,509,330	$1,384,971
Cost of Goods Sold	169,598	201,363
Gross Profit	1,339,732	1,183,608

Operating expenses:
Research and development	-	3,015
Depreciation and Amortization	166,386	275,416
Selling, general and administrative	2,183,505	2,185,769
Impairment of assets	307,576	-
Total Operating expenses	2,657,467	2,464,200
Operating loss	(1,317,735)	(1,280,592)

Other income (expense)
Interest expense: Other	(48,800)	(48,523)
Interest expense: Related Party	(11,434)	(679)
Gain (loss) on foreign currency exchange	(1,387)	1,392
Gain (loss) on other income and expense	0	4,028
Warrant issuance expense	-	(120,788)
Total Other Income (expense)	(61,621)	(164,570)

Loss Before Credit for Income Taxes	(1,379,356)	(1,445,162)
Credit for income taxes	-	-
Net Loss	(1,379,356)	(1,445,162)
Preferred stock dividends	(324,970)	(324,970)
Net Loss available to common shareholders	(1,704,326)	(1,770,132)
Comprehensive Loss
Foreign Currency Translation Adjustment	(2,832)	5,278
Comprehensive Loss	(1,707,158)	(1,764,854)

Net Loss Per Share
Basic and diluted	$(0.08)	$(0.10)

Weighted Average Number of Shares Outstanding – Basic and Diluted	21,599,118	18,373,355

Reconciliation of Cash Operating Expenses and Cash Operating Loss Before Depreciation, Amortization and Other Non-Cash Items

	For the twelve months ended December 31,
	2018	2017

GAAP Operating Expenses	(2,657,467)	(2,470,400)

Non-cash depreciation	127,020	127,899
Non-cash amortization of intangible assets	50,331	162,076
Non-cash stock-based compensation	625,625	559,972
Impairment of assets	307,576	-

Non GAAP Cash Operating Expenses	(1,546,915)	(1,620,453)

GAAP Operating Loss	(1,317,735)	(1,312,563)

Non-cash depreciation	127,020	127,899
Non-cash amortization of intangible assets	50,331	162,076
Non-cash stock-based compensation	625,625	559,972
Impairment of assets	307,576	-

Non GAAP Operating loss Before
Depreciation and Amortization	(207,183)	(462,616)

Vycor Medical, Inc. contacts:

951 Broken Sound Parkway NW

Suite 320

Boca Raton, FL. 33487

(561) 558-2020

info@vycormedical.com